Exhibit (a)(i)

ORIGIN REAL ESTATE CREDIT INTERVAL FUND

(a Delaware statutory trust)

AGREEMENT AND DECLARATION OF TRUST

Dated as of March 31, 2025

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TABLE OF CONTENTS

(continued)

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AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made as of March 31, 2025 by the undersigned Trustee hereunder.

RECITALS

WHEREAS, a Certificate of Trust was filed with the Secretary of the State of Delaware on March 31, 2025 for the purpose of forming a statutory trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, this Trust is being formed to carry on the business of an investment company;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest, all in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the undersigned Trustee hereby declares that:

(i) all cash, securities, property and other assets from time to time contributed to or acquired by the Trust established hereunder shall be held, managed and disposed of in trust for the benefit of the holders of the shares of beneficial interest in this Trust issued hereunder and subject to the terms and conditions as hereinafter set forth; and

(ii) this Declaration of Trust and the Bylaws, if any, shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholders, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the Bylaws, if any.

Article I
THE TRUST

Section 1.1       Name. The name of the Trust is hereafter “Origin Real Estate Credit Interval Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 1.2      Business. The business of the Trust either directly or indirectly, through investment in other investment funds, is to purchase, sell, invest, and trade in securities, derivatives and other assets, on margin or otherwise. The Trust may execute, deliver, and perform all contracts, agreements, subscription documents, and other undertakings and engage in all activities and transactions as may in the opinion of the Trustees be necessary or advisable to carry out its objective or business. The Trust shall operate as a closed-end management investment company in accordance with the 1940 Act and subject to any policies and investment restrictions as may be adopted by the Board, including, without limitation or obligation, operating as a real estate investment trust (“REIT”) within the meaning of Section 856 of the Code or as a regulated investment company (“RIC”) within the meaning of Section 851 of the Code. The Trust may register its Shares under the Securities Act.

Section 1.3       Definitions. Wherever used herein, unless otherwise specifically provided, the following terms shall have the following meanings:

(a)       “Act” means the Delaware Statutory Trust Act, 12 Del. Code §§ 3801 et seq., as from time to time amended;

(b)       “Board of Trustees” means the governing body of the Trust consisting of all Trustees currently serving as such in accordance with the provisions of Article III hereof.

(c)       “Bylaws” means the Bylaws referred to in Section 4.1(c) hereof, if any, as from time to time amended;

(d)       The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act. “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act;

(e)       “Class” means any division of Shares of the Trust, which Class is or has been established in accordance with the provisions of Article II hereof;

(f)       “Code” means the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as may be amended from time to time;

(g)       “Declaration” means this Agreement and Declaration of Trust, as may be amended, supplemented or restated from time to time;

(h)       “Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(i)       “Securities Act” means the Securities Act of 1933, as may be amended from time to time.

(j)       “Series” means a series of Shares of the Trust established in accordance with the provisions of Article II hereof;

(k)       “Shareholder” means a record owner of Outstanding Shares of the Trust;

(l)       “Shares” means the transferable shares of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares.

(m)      “Trust” means Origin Real Estate Credit Interval Fund.

(n)      “Trustee” or “Trustees” means the person or persons who has or have signed this Declaration, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(o)      “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust.

(p)      “1940 Act” means the Investment Company Act of 1940, the rules and regulations promulgated thereunder, amendments thereto and exemptions therefrom granted by the Commission to the Trust, and interpretations of and relief from as provided by and subject to the conditions of the staff of the Commission.

Article II
BENEFICIAL INTEREST

Section 2.1       Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series and Classes within a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series and Class authorized hereunder is unlimited. Each Share shall have a par value of $0.001, unless otherwise determined by the Trustees in connection with the creation and establishment of a Class. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and non-assessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

Section 2.2       Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares of each Series and Class to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Share dividend or split), subject to applicable law, including cash or securities (including Shares of a different Series or Class), at such time or times, and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. The Trustees may classify and reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time.

Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may repurchase Shares of any Series or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

Section 2.3       Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent or other agent which shall contain the names and addresses of the Shareholders of each Series and Class, the number of Shares of that Series and Class thereof held by them and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in any Bylaws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate fees therefore and rules and regulations as to their use. In the event that one or more certificates are issued, which for the avoidance of doubt need not be issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.4      Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only in accordance with Article VII hereof and only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters (including compliance with any securities laws and contractual restrictions) as may be required by the Trustees. Upon such delivery, the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.5       Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.6      Establishment of Series and Classes. The Trust shall consist of one or more Series and Classes and separate and distinct records shall be maintained by the Trust for each Series and Class. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series or Class of the Trust, to establish and designate and to change in any manner any initial or additional Series or Classes and to fix such preferences, voting powers, rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Series or Classes into one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. Unless another time is specified by the Trustees, the establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series (or Class) including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each Series or Class and need not issue certificates for any Shares.

All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and Class of the Trust except as the context otherwise requires.

All Shares of each Class of a particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to the Series, and, in the case of each Class, to the liabilities belonging to that Class), and each Share of any Class of a particular Series shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 2.6.

Section 2.7       Investment in the Trust. The Trustees shall accept investments in any Series of the Trust or Class, if the Series has been divided into Classes, from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article VII hereof. Unless the Trustees otherwise determine, investments in a Series shall be credited to each Shareholder’s account in the form of full Shares at the net asset value per Share next determined after the investment is received. Without limiting the generality of the foregoing, the Trustees may, in their sole discretion, (a) fix the net asset value per Share of the initial investment, (b) impose sales or other charges upon investments in the Trust or (c) issue fractional Shares.

Section 2.8       Assets and Liabilities Belonging to a Series, etc. All consideration received by the Trust for the issue or sale of Shares, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable.

If there are classes of Shares within a Series, the assets belonging to the Series shall be further allocated to each Class in the proportion that the “assets belonging to” the Class (calculated in the same manner as with determination of assets “belonging to” the Series) bears to the assets of all Classes within the Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series or Class, as the case may be. The assets belonging to a particular Series and Class shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series or Class, as the case may be.

The assets belonging to each Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as “liabilities belonging to” that Series. Except as provided in the next sentence or otherwise required or permitted by applicable law or any rule or order of the Commission, the “liabilities belonging to” such Series shall be allocated to each Class of a Series in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes in the Series. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities belonging to a Series to a particular Class or Classes (collectively, “Class Expenses”) as the Trustees may from time to time determine is appropriate. In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class.

Without limitation of the foregoing provisions of this Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets belonging to such Series only, and not against the assets of the Trust generally or any other Series. Notice of this limitation on inter-Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series from the assets of that Series only. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Similarly, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Class shall be enforceable against the assets belonging to such Class only, and not against the assets of the Series or the Trust generally or any other Class.

Section 2.9       No Preemptive Rights. Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or another Series or Class.

Section 2.10     Conversion Rights. The Trustees shall have the authority to provide from time to time that the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established from time to time by the Trustees.

Section 2.11     Legal Proceedings. No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such Series or Class. No Shareholder of a Series or Class may maintain a derivative action with respect to such Series or Class unless holders of at least 10% of the Outstanding Shares of such Series or Class join in the bringing of such action; provided, however, that the foregoing 10% requirement shall not apply to claims arising under Federal securities laws. Except as otherwise provided in Section 3816 of the Act and the foregoing provisions of this Section 2.11, all matters relating to the bringing of derivative actions in the right of the Trust shall be governed by the General Corporation Law of the State of Delaware relating to derivative actions, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or Class only if the following conditions are met: (a) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action, provided, however, that no such undertaking to reimburse the Trust shall apply to claims arising under Federal securities laws.

Section 2.12     Status of Shares. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

Article III
THE TRUSTEES

Section 3.1       Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2       Number and Qualification. Prior to the public offering of Shares, there may be a sole Trustee. Thereafter, the number of Trustees shall be fixed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than three or more than nine. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of the Trustee’s term unless the Trustee is specifically removed pursuant to Section 3.3(b) and (d) hereof at the time of decrease. An individual nominated as Trustee shall be at least 21 years of age and not older than 72 years of age at the time of nomination. At the time of nomination and election, a Trustee shall not be under any legal disability. Trustees need not own Shares and may succeed themselves in office.

Section 3.3       Term of Office of Trustees. Subject to any limitations on the term of service imposed by the Bylaws and any retirement policy adopted by the Trustees, each Trustee shall hold office during the existence of this Trust, and until its termination as herein provided; except that: (a) any Trustee may resign by written instrument signed by him and delivered to the Chairman, President, Secretary, or other Trustee of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed, with or without cause, at any time by written instrument, signed by a majority of the Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has died, become bankrupt, physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired or otherwise removed by written instrument signed by a majority of the other Trustees, specifying the date of his retirement or removal, as the case may be; and (d) a Trustee may be removed, with or without cause, at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares of all Series.

Section 3.4       Vacancies and Appointment of Trustees. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill the vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.2 hereof, to decrease the size of the Board to the number of the remaining Trustees. Any such appointment shall be made by a written instrument signed by a majority of Trustees then in office. Until a vacancy is filled as provided herein, the Trustees in office shall have all the powers granted to the Trustees pursuant to this Declaration and shall discharge all of the duties imposed upon the Trustees by this Declaration.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as Trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act.

Section 3.5      Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided or unless there is only one or two Trustees.

Section 3.6       Effect of Death, Resignation, Etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 3.7       Ownership of Assets of the Trust. Legal title in and beneficial ownership of all the Trust Property shall at all times be vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee for and on behalf of the Trust.

The right, title and interest of the Trustees in Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his appointment and qualification. Upon the ceasing of any persons as Trustee for any reason, such person shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on property of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or any Series or Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in each Series or Class the Shares of which are owned by such Shareholder. Shares shall be personal property giving only the rights specifically set forth in this Declaration.

Section 3.8       No Accounting. Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees to justify a Trustee’s removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Section 3.9       Chairman and Officers. The Trustees shall elect a President, a Secretary, a Treasurer, a Chief Compliance Officer and may elect a Chairman or other officer of the Trust as the Trustees deem appropriate who shall serve at the pleasure of the Trustees or until their successors are elected. The Chairman shall, but no officer need be, a Trustee.

Section 3.10       Meetings of Trustees and Committees. The Trustees (and any committee thereof) may act at a meeting held in person or in whole or in part by conference telecommunications equipment or similar equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to any such communication system shall constitute presence in person at such meeting.

Regular meetings of the Trustees shall be held at such time and place as shall be fixed by the Trustees. Such meetings may be held without notice. Special meetings of the Trustees (and meetings of any committee thereof) may be held from time to time upon the call of the Chairman, the President, the Secretary or any two Trustees (or, in the case of a committee, the chairman of the committee).

Notice of the time, date and place of any meeting of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or committee member) by telephone, facsimile, telegram or other electronic means sent to the person’s home, business or electronic mail address at least twenty-four (24) hours in advance of the meeting or by written notice mailed via first class mail to the person’s home or business address at least seventy-two (72) hours in advance of the meeting. Notice may be waived in writing by any Trustee or committee member either before or after a Trustee or committee meeting, respectively. Delivery of such waiver may be accomplished by mail, facsimile, or other electronic means approved by the Trustees.

The attendance of a Trustee or a committee member at a Trustee meeting or committee meeting, respectively, shall constitute a waiver of notice of such meeting except where a Trustee or committee member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly convened.

The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman. One-third, but not less than two, of the Trustees shall constitute a quorum at any meeting unless there is only one Trustee. Except as the Trustees may otherwise determine, one-third of the members of any committee, but not less than two, shall constitute a quorum at any committee meeting. Trustees who are interested persons in any action to be taken may be counted for quorum purposes under this Section 3.10 and shall be entitled to vote to the extent not prohibited by the 1940 Act. Unless provided otherwise in this Declaration or as otherwise required under the 1940 Act, the vote of a majority of the Trustees (or committee members) present at a meeting at which a quorum is present shall be the act of the Trustees (or any committee thereof).

Section 3.11       Record of Meetings. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

Section 3.12       Action by Written Consent. The Trustees (and any committee thereof) may also act without a meeting by written consent. Any action which may be taken by the Trustees by vote may be taken without a meeting if that number of Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of the Trustees or a committee. Action by written consent, however, is not permitted if a meeting to approve such action is otherwise required by the 1940 Act.

Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each Trustee (or committee member) by telephone, facsimile, telegram, or other electronic means to the person’s home, business or electronic mail or by written notice mailed via first class mail to the person’s home or business address. No notice is required if a Trustee executes a written consent.

Written consents may be executed in any number of counterparts. Execution of a written consent and delivery thereof may be accomplished by facsimile, or other electronic means approved by the Trustees.

Section 3.13    Trustees and Others as Shareholders. Subject to any requirements of applicable law and/or any restrictions in the Bylaws, any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell or cause to be sold Shares to, and acquire such Shares from, any such person or any firm or company in which such person invested, subject to the general limitations herein or in the Bylaws relating to the sale and purchase of such Shares.

Article IV
POWERS OF THE TRUSTEES

Section 4.1       General. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The business and affairs of the Trust shall be managed by the Trustees and they shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments that they deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see the application of any payments made or property transferred to the Trust or the Trustees or under their order. Subject to any applicable express limitation herein or in the Bylaws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)      To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business, including the power to invest all or any part of its assets in the securities of other investment companies registered and unregistered under the 1940 Act);

(b)      Subject to the requirements of applicable law, to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, without limitation, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof) without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

(c)       To adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d)       To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;

(e)       To employ one or more investment advisers, administrators, depositories, custodians and other persons;

(f)       To employ as custodian of any assets of the Trust, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange or such other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust’s assets in a system or systems for the central handling of securities and debt instruments;

(g)       To retain one or more transfer, dividend, securities lending, accounting and Shareholder servicing agents and registrars, and to retain auditors and counsel;

(h)       To provide for the distribution of Shares through a distributor, Principal Underwriter, by the Trust itself or by any other method, including pursuant to a distribution plan of any kind;

(i)       To pay or cause to be paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class or in connection with the management thereof, including, without limitation, the Trustees’ compensation and such expenses and charges for the Trust’s officers, employees, investment advisers, administrator, distributor, Principal Underwriter, auditors, counsel, depository, custodians, transfer agent, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents;

(j)       To set record dates in the manner provided for herein or in the Bylaws;

(k)      To establish a registered office and have a registered agent in the State of Delaware;

(l)      To delegate such authority (which delegation may include the power to subdelegate) as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;

(m)     To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;

(n)      To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;

(o)      To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

(p)      To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust’s or Trustee’s own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

(q)      To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article II hereof;

(r)       To interpret the investment policies, practices, or limitations of any Series or Class;

(s)      To the full extent permitted by Section 3804 of the Act, to allocate assets and liabilities of the Trust to a particular Series, and liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any liabilities incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class, respectively, as provided for in Section 2.8;

(t)       To consent to or participate in any plan for the reorganization, consolidation or merger of any issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(u)      To litigate, compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, without limitation, claims for taxes;

(v)      To declare and make distributions of income and of capital gains to Shareholders;

(w)     To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person;

(x)      To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Series or Classes, and to require the repurchase of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(y)     To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

(z)      To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales of Shares of any Series or Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles II and VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(aa)    To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(bb)   To purchase, and pay for, out of Trust Property or the Assets belonging to any appropriate Series, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of Trust Property or the Assets belonging to any appropriate Series, to the fullest extent permitted by this Declaration or the Act;

(cc)    To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(dd)   To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(ee)    To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any or all such obligations; and

(ff)     To engage in any other lawful act or activity in which a statutory trust organized under the Act may engage.

Section 4.2      Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series or Class and not an action in an individual capacity. In construing the Declaration, the presumption shall be in favor of the grant of power to the Trustees.

Section 4.3       Duties of Trustees. Except for any duties imposed by the Declaration, in performing his or her duties hereunder or otherwise, no Trustee shall owe a duty of any kind, including, without limitation, any common law fiduciary duty to the Trust, the Shareholders, another Trustee or any other person, provided, however, that nothing in the Declaration shall limit or eliminate any duties under the Federal securities laws (including state law fiduciary duties of loyalty and care) or liabilities of a Trustee with respect to matters arising under the Federal securities laws.

Section 4.4       REIT or RIC Qualification. If the Trust elects to qualify for federal income tax treatment as a REIT or RIC, the Trustees shall use reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT or RIC, as relevant, from and after the effective date of such election; provided, however, that, if the Trustees determine that it is no longer in the best interests of the Trust to attempt to, or continue to qualify as a REIT or RIC, the Trustees may revoke or otherwise terminate the Trust’s REIT election or RIC election pursuant to the applicable provisions of the Code. Additionally, the restrictions on Transfers set forth in Article VII herein shall apply only if the Trust elects to qualify for federal income tax treatment as a REIT.

Article V
INVESTMENT ADVISER AND OTHER CONTRACTORS

Section 5.1       Certain Contracts. Subject to compliance with the provisions of applicable law including the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, in their discretion from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, limited liability companies, other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:

(a)      Investment Adviser and Investment Sub-Adviser. The Trustees may in their discretion from time to time enter into an investment advisory or management contract or contracts with respect to the Trust or any Series, providing for investment advisory services, statistical and research facilities and services and such other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to affect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer, agent, or Trustee to affect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such investment transactions shall be deemed to have been authorized by the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser, and the Trustees may in their discretion, from time to time, enter into such agreements on behalf of the Trust. Any reference in this Declaration to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

(b)      Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on the terms and conditions as the Trustees may in their discretion determine and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

(c)      Administrator. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(d)      Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trust and/or its Shareholders with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(e)      Servicing Agent. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with Trust and/or Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(f)      Fund Accounting. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(g)      Custodian and Depository. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the Trust or any Series or Class and to maintain accounting records in connection therewith. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(h)      Parties to Contract. Any contract described in this Section 5.1 may be entered into with any person, although one or more of the Trustees, officers or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship. No person having such a relationship shall be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with this Declaration or the Bylaws.

Article VI
SHAREHOLDER VOTING POWERS AND MEETINGS

Section 6.1       Voting. The Shareholders shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V to the extent required under the 1940 Act; (c) with respect to the termination of the Trust or a Series or Class to the extent required by applicable law; and (d) with respect to such additional matters relating to the Trust as may be required by this Declaration, any Bylaws or any registration of the Trust or Series as an investment company under the 1940 Act with the Commission or as the Trustees may consider necessary from time to time.

Notwithstanding any other provision of this declaration, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by applicable law, Shares shall be voted by individual Series or Class (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. A Shareholder of each Series or Class thereof shall be entitled to one vote for each Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote. A Shareholder of each Series or Class thereof shall be entitled to a proportionate fractional vote for each fractional Share of such Series or Class thereof on any matter on which such Shareholder is entitled to vote. There shall be no cumulative voting in the election of Trustees. Until Shares of a Series are issued, as to that Series, the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the Bylaws.

Section 6.2       Meetings. The Trust shall not hold annual meetings unless required by applicable law. Special meetings of the Shareholders of any Series or Class, or with respect to the Trust, as applicable, shall be called by the Secretary, the Chairman or the President whenever ordered by the Trustees, and shall be called by the Secretary upon the written request of Shareholders owning at least twenty-five percent (25%) (or such other percentage to the extent required by applicable law) of the Outstanding Shares of the Trust, such Series or Class entitled to vote, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary or another officer, as applicable, shall determine and specify to such Shareholders.

Section 6.3       Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date.

Section 6.4       Quorum and Required Vote. Unless a larger percentage is required by law, by any provision of this Declaration or by the Trustees, one-third (1/3) of the Shares entitled to vote in person or by proxy on a particular matter shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to that matter. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held without the necessity of further notice. Except when a larger vote is required by law, by any provision of this Declaration or by the Trustees, a majority of the Shares voted in person or by proxy on a particular matter at a meeting at which a quorum is present shall decide any questions with respect to that matter and a plurality shall elect a Trustee.

Section 6.5       Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 6.6       Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if the holders entitled to vote thereon, of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 6.4 hereof, consent to the action in writing and the written consents are filed with the records of the meetings of the Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Article VII
TRANSFERS, REPURCHASES, DISTRIBUTIONS AND NET ASSET VALUE

Section 7.1       General Transferability by Shareholders. Subject to the limitations on Transfers set forth in this Declaration, generally the Shares shall be transferable.

Section 7.2       Excess Share Provisions.

(a)       Restrictions on Transfers. The terms and conditions of this Section 7.2 shall be in addition to the provisions of this Article VII, and the provisions of this Section 7.2 shall only apply to the extent necessary in respect of Transfers otherwise valid under this Section VII.

(b)        Ownership Limitation. Except as provided in Section 7.2(a), Section 7.2(i) or Section 7.2(l), until the Restriction Termination Date:

(i)       No Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit for such Existing Holder.

(ii)     Each Transfer shall be void ab initio as to the Transfer of Shares, and the intended transferee shall acquire no rights in the Shares for which Transfer is voided, to the extent that the Transfer would result in (i) any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit, (ii) any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit, (iii) the Shares being beneficially owned (as provided in Section 856(a) of the Code and determined without reference to any rules of attribution) by fewer than 100 Persons, (iv) the Trust being “closely held” within the meaning of Section 856(h) of the Code, or (v) the Trust otherwise failing to qualify as a real estate investment trust under the Code.

(c)       Excess Shares. Except as provided in Section 7.2(a), Section 7.2(i) or Section 7.2(l), until the Restriction Termination Date:

(i)       If, notwithstanding the other provisions contained in this Section 7.2, there is a purported Transfer or other change in the capital structure or equity holdings of the Trust such that any Person would Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then the Shares Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall automatically constitute Excess Shares and shall be treated as provided in this Section 7.2. Such designation and treatment shall be effective as of the close of business on the business day immediately prior to the date of the purported Transfer or change in capital structure.

(ii)      If, notwithstanding the other provisions contained in this Section 7.2, an Automatic Transfer Event occurs, then all Automatically Transferable Shares (rounded up to the nearest whole share) shall automatically constitute Excess Shares and shall be treated as provided in this Section 7.2. Such designation and treatment shall be effective as of the close of business on the business day immediately prior to the date of the applicable Automatic Transfer Event.

(iii)     If, notwithstanding the other provisions contained in this Section 7.2, there is an event which would result in the disqualification of the Trust as a REIT under the Code, then the Trustees may take such actions as they deem necessary in their reasonable discretion to preserve the Trust’s status as a REIT under the Code.

(d)       Prevention of Transfer. If the Trustees or their designee shall at any time determine in their sole discretion that a Transfer has taken place in violation of Section 7.2(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 7.2(b), the Trustees or their designee(s) shall take such action as they deem advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfers in violation of Section 7.2(b)(i) shall automatically result in the designation and treatment described in Section 7.2(c), irrespective of any action (or non-action) by the Trustees.

(e)       Notice. Any Person who acquires or attempts to acquire Shares in violation of Section 7.2(b), or any Person who is a transferee such that Excess Shares result under Section 7.2(c), shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust’s status as a REIT under the Code.

(f)       Information for the Trust. Until the Restriction Termination Date:

(i)       Every Beneficial Owner of more than ½ of 1% of the number or value of outstanding Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a real estate investment trust under the Code.

(ii)      Each Person who is a Beneficial Owner of Shares and each Person who is holding Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Trustees deem reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust’s status as a REIT under the Code and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

(iii)     The Trust shall deliver to each Shareholder of record (determined as of the closing of the relevant year) such tax, financial, and other reports as may be required by law or as the Trustees deem appropriate in their sole and absolute discretion.

(g)       Other Action by Trustees. Nothing contained in this Section 7.2 shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its Shareholders by preserving the Trust’s status as a REIT under the Code.

(h)       Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 7.2 including, without limitation, any definition contained in Section 1 or this Section 7.2, the Trustees shall have the power to interpret and determine the application of the provisions of Section 1 and this Section 7.2, in their absolute and sole discretion, with respect to any situation based on the facts known to the Trustees.

(i)       Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

(i)       Notwithstanding Section 7.2(k)(i), but subject to Sections 7.2(b)(i) and 7.2(b)(ii), the Trustees may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Trustees. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 7.2(k) to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

(ii)     The Trust shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Section 7.2 by such Existing Holder by the percentage of the Existing Holder’s Shares so Transferred or after the lapse (without exercise) of an option described in Section 7.2(i)(i) by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

(j)       Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 7.2(k), the Trustees may from time to time increase or decrease the Ownership Limit.

(k)       Limitations on Changes in Existing Holder and Ownership Limits. Except as provided in Section 7.2(i) or Section 7.2(l), until the Restriction Termination Date:

(i)       Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five (5) or fewer Beneficial Owners of Shares (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

(ii)      Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 7.2(i) or 7.2(j), the Trustees may require such opinions of counsel, affidavits, undertakings or agreements as they may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT under the Code.

(iii)     No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

(l)       Waivers by Trustees. The Trustees may, in their sole discretion, waive the Ownership Limit, the Existing Holder Limit, or any other provision of this Section 7.2, as the case may be, with respect to any transferee or Shareholder; provided, however, the Trustees may in their sole discretion subsequently reinstitute any Ownership Limit or Existing Holder Limit that they have previously waived (as modified by the Trustees to take into account any intervening events as they determine to be suitable in their sole discretion).

(m)      Severability. If any provision of this Section 7.2 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

(n)       Trust for Excess Shares. Upon the designation of any Shares as Excess Shares pursuant to Section 7.2(c), such Excess Shares shall be deemed to have been transferred immediately before such event to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. If the Trustees have not identified an Excess Share Trustee, the Trustees shall serve as the Excess Share Trustee until they identify a replacement Excess Share Trustee. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Beneficial Assignee and the Purported Record Assignee shall have no rights in such Excess Shares except as provided in Section 7.2(q).

(o)       Dividends in Respect of Excess Shares. Any dividends and distributions on or in respect of Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Notwithstanding the foregoing, from the amount otherwise payable to the Excess Share Trust in respect of each Excess Share upon an event of dissolution and termination under Section 9, the applicable Purported Record Assignee shall receive the lesser of (a) the amounts paid in respect of the Excess Share upon such dissolution and termination and (b) the price paid by the Purported Record Transferee for the Excess Share (or if the Purported Record Transferee did not give value for the Excess Share, the fair market value of the Excess Share on the day of the event causing the Excess Share to be held in trust). The Purported Record Transferee shall pay to the Excess Share Trust (gross of any withholding or other tax payments) all dividends and distributions received by the Purported Record Transferee before the Trust’s discovery that the applicable Shares are Excess Shares.

(p)       Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote made by a Purported Record Transferee prior to the discovery by the Trust that the Excess Shares were held in trust shall be rescinded ab initio. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

(q)       Transferability. Excess Shares shall be transferable only as provided in this Section 7.2(q). At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit and for whom such transfer would not be wholly or partially void pursuant to Section 7.2(b). Such transfer shall be made within 60 days after the latest of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Trustees determine in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 7.2(e). If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (x) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the fair market value of the Shares on the day of the event causing the Shares to be held in trust, and (y) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under Section 7.2(r). It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 7.2(q) against the Charitable Beneficiary.

If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

(r)       Call by the Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of the price per Share established for the transaction that created such Excess Share (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Share, the fair market value at the time of such devise, gift or other transaction) and the fair market value of the Share to which such Excess Share relates on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Share and (y) the date the Trustees determine in their sole discretion that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 7.2(e) but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 7.2(q). Unless the Trustees determine that it is in the interests of the Trust to make earlier payments of all of the amount determined as the redemption price per Share in accordance with the preceding sentence, the redemption price may be payable at the option of the Trustees at any time up to but not later than one year after the date the Trust accepts the offer to purchase the Excess Share. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

Section 7.3        Repurchases. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time (“Prospectus”):

(a)       The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares in accordance with any fundamental policies outlined in the Prospectus and such other procedures for redemption as the Board of Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the Bylaws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is received in proper form. The obligation set forth in this Section 7.3 is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

(b)       Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Trustees, or their delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act of 1974, as amended shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(c)       Payment for Shares so redeemed by the Trust shall be made by the Trust as provided above within seven days after the date on which the redemption request is received in good order; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven day period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

(d)       The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a Plan adopted by the Trustees and amended from time to time pursuant to Rule 18f-3 under the 1940 Act, as though Rule 18f-3 applied to the Shares of the Trust. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

(e)       An early withdrawal fee (the “Early Withdrawal Fee”) may be charged by the Trust with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares, as determined in the sole discretion of the Trustees and as described in the Prospectus. The Early Withdrawal Fee will be retained by the Trust and will be for the benefit of the Trust’s remaining Shareholders. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis.

(f)       A Shareholder tendering for repurchase only a portion of its Shares must maintain a minimum investment balance, as determined by the Trustees from time to time, after the repurchase is affected. If a Shareholder tenders an amount that would cause the Shareholder’s investment balance to fall below the required minimum, the Trust reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained. The Trust may also repurchase all of the Shareholder’s Shares in the Trust.

Section 7.4       Distributions.

(a)      The Trustees may from time to time declare and pay dividends and other distributions with respect to any Series or Class. The amount of such dividends or distributions and the payment of them whether they are in cash or other Trust Property shall be wholly in the discretion of the Trustees. The Trustees shall endeavor to cause the Trust to declare and pay such dividends and other distributions as shall be necessary for the Trust to qualify as a RIC or REIT under the Code; provided, however, Shareholders shall have no right to any dividend or other distribution unless and until authorized by the Trustees and declared by the Trust. All distributions shall be made ratably among all Shareholders from Trust Property according to the number of Shares held of record by each Shareholder on the record date for any dividend or distribution.

(b)      Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class they held on the record date established for such payment. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c)       Anything in this Declaration to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a Particular Series, or Class thereof, as of the record date of that Series or Class fixed as provided in Section 7.4(b) hereof. The Trustees have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 7.5       Net Asset Value. The net asset value of each outstanding Share of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus for the Series or Class. In the absence of action by the Trustees, the term “net asset value per Share” of any Series or Class shall mean that amount by which the assets belonging to that Series or Class exceed its liabilities divided by the number of Outstanding Shares of that Series or Class. The “net asset value per Share” shall be determined separately for each Series and Class at times prescribed by the Trust.

Section 7.6       Definitions. Solely for the purposes of this Article VII, unless otherwise specifically provided, the following terms shall have the following meanings:

(a)      “Automatic Transfer Event” means any Transfer, change in capital structure, or other event that would, if effective, (a) cause the Trust to fail to qualify as a real estate investment trust under the Code or to become subject to any additional tax, penalty, or other requirements in lieu of such disqualification as a result of (b) the number of Shares Beneficially Owned by any Person. Whether any event is an Automatic Transfer Event shall be determined without regard to the application of Section 7.2(c) to that event.

(b)      “Automatically Transferrable Units” means, with respect to any event that constitutes an Automatic Transfer Event, the minimum Shares described in clause (b) of the definition thereof that would need to be transferred to a third party to avoid the consequence described in clause (a) thereof, as determined by the Trustees. Automatically Transferable Shares shall be calculated without regard to the application of Section 7.2(c) to the Automatic Transfer Event at issue.

(c)      “Beneficial Ownership” means ownership of Shares by a Person who would be treated as an owner of such Shares directly, indirectly, or constructively under Section 842(a)(2) of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” have correlative meanings.

(d)      “Charitable Beneficiary” means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Trustees as the beneficiary or beneficiaries of the Excess Share Trust.

(e)      “Excess Shares” means any Shares designated as such under Section 7.2(c).

(f)       “Excess Share Trust” means the trust created pursuant to Section 7.2(n).

(g)      “Excess Share Trustee” means, subject to Section 7.2(n), a Person that is identified by the Trustees as the trustee of the Excess Share Trust (which Person shall be unaffiliated with the Trust, all Purported Beneficial Transferees, and all Purported Record Transferees, and may be identified with retroactive effect).

(h)      “Existing Holder” means (a) any Shareholder as of the date of determination, and (b) any Person to whom an Existing Holder identified in clause (a) hereof completes an Assignment of Beneficial Ownership of one or more Share(s) causing such transferee to Beneficially Own Shares in excess of the Ownership Limit, subject to the limitations provided in this Declaration.

(i)       “Existing Holder Limit” means, with respect to any Existing Holder, the percentage of all outstanding Shares that such Existing Holder Beneficially Owns at the time it first becomes an Existing Holder; provided, however, that for any Person who is an Existing Holder by virtue of clause (b) of the definition thereof, the Existing Holder Limit shall equal the smallest Existing Holder Limit of all Existing Holders that Transferred one or more Shares to such Person (determined at the respective times of such Transfers). Notwithstanding the foregoing, if any adjustment is made under Section 7.2(i) with respect to an Existing Holder, the Existing Holder Limit for that Person shall equal the adjusted percentage.

(j)       “Ownership Limit” means nine and eight-tenths percent (9.8%) in value or in number of Shares, whichever is more restrictive, of the outstanding Shares of the Trust, or of any class or series of Shares of the Trust, excluding any outstanding Shares not treated as outstanding for U.S. federal income tax purposes, or such other percentage determined from time to time by the Trustees in accordance with Section 7.2(j). The number and value of the outstanding Shares shall be determined by the Trustees in their sole discretion, and those determinations shall be conclusive for all purposes hereof.

(k)      “Person” means an individual, partnership, corporation, limited liability company, joint venture, business, trust or unincorporated organization, governmental authority or any other entity.

(l)       “Purported Beneficial Transferee” means, with respect to any purported Transfer which results in Excess Shares, the beneficial holder of the Shares, if such Transfer had been valid under Section 7.2(b).

(m)      “Purported Record Assignee” means, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares, if such Transfer had been valid under Section 7.2(b).

(n)      “Restriction Termination Date” means the first day on which the Trustees determine that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT under the Code.

(o)      “Transfer” means, as to a Shareholder’s Shares, directly or indirectly to sell, transfer, assign, hypothecate, pledge or otherwise dispose of or encumber all or any part of such Shares (including, without limitation, any right to receive distributions in respect of such Shares and whether voluntarily, involuntarily or by operation of law). The terms “Transfers” and “Transferred” have correlative meanings.

Article VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 8.1       Limitation of Liability of Trustees and Officers. No Trustee or officer of the Trust, when acting in such capacity, shall be subject to any personal liability to any person, save only liability to the Trust or its Shareholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of his duties to such person.

Section 8.2       Indemnification of Trustees and Officers. The Trust shall indemnify each person who at any time serves as a Trustee or officer of the Trust (each a “Covered Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable attorneys’ and accountants’ fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he or she may be involved or with which he or she may be threatened, by reason of being or having been a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of such Covered Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”). Expenses, including attorneys’ and accountants’ fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit, or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and either (b) such Covered Person provides security for such undertaking, (c) the Trust is insured against losses arising by reason of such payment, or (d) a majority of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 8.3       Indemnification Determinations. Indemnification of a Covered Person pursuant to Section 8.2 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of Disabling Conduct, or (b) in the absence of such a determination, a majority of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

Section 8.4       Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 8.5       Shareholders. No Shareholder of the Trust shall be subject in such capacity to any personal liability for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of that Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the applicable Series and satisfy any judgment thereon from the assets of that Series. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Article IX
DURATION; TERMINATION OF TRUST; MERGERS

Section 9.1        Duration. This Trust shall continue without limitation of time subject to the provisions of Section 9.2 hereof.

Section 9.2        Dissolution and Termination of Trust.

(a)      Notwithstanding anything in Section 9.3 to the contrary, the Trustees may without Shareholder approval (unless such approval is required by the 1940 Act) in dissolution of the Trust or an applicable Series or Class liquidate, reorganize or dissolve the Trust or an applicable Series or Class in any manner or fashion not inconsistent with applicable law, including, without limitation, (i) sell and convey all or substantially all of the assets of the Trust or any Series or Class to another trust, partnership, limited liability company, association or corporation or other entity, or to a separate series or class of shares thereof, organized under the laws of any state or jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Series or Class, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, limited liability company, association or corporation or of a series thereof; or (ii) at any time sell and convert into money all of the assets of the Trust or any Series or Class.

Following a sale or conversion in accordance with Section 9.2(a), and upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust or the affected Series or Class as required by applicable law, by such assumption or otherwise, the Shareholders of each Class of a Series involved in such sale or conversion shall be entitled to receive, as a Class, when and as declared by the Trustees, the excess of the assets belonging to that Series that are allocated to such Class over the liabilities belonging to that Series that are allocated to such Class. The assets so distributable to the Shareholders of any particular Class of a Series shall be distributed among such Shareholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. In the event a Series is not divided into Classes, the foregoing provisions shall be applied on a Series by Series basis.

(b)       Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Section 9.2 (a), the Trust (in the case of a sale or conversion with respect to the Trust as a whole or the last remaining Series) shall terminate and the Trustees and the Trust or any affected Series or Class shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust or such affected Series or Class shall be cancelled and discharged.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee.

Section 9.3       Merger, Consolidation, Incorporation. Anything in this Declaration to the contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Shareholder approval: (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations which is or are formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States, or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of any merger or consolidation approved in accordance with this Section 9.3 may affect any amendment to the Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any other merger or consolidation of the Trust shall, in addition to the approval of the Trustees, require a Majority Shareholder Vote, except as otherwise permitted by the 1940 Act or other applicable laws and regulations. Nothing in this Section 9.3 shall require, however, Shareholder approval of any transaction whereby the Trust or any Series acquires or assumes all or any part of the assets and liabilities of any other entity.

Article X
MISCELLANEOUS

Section 10.1       Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have the power to bind personally either the Trust officers or any Shareholder. All persons extending credit to, contracting with or having any claim against any Series of the Trust or any Class within a Series shall look only to the assets of such Series or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series or Class shall include a recitation limiting the obligations represented thereby to the Trust or one or more Series or Classes and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder, Trustee, officer, employee or agent of the Trust).

Section 10.2       Trustees’ Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to the provisions of Article VIII and to Section 10.1 of this Article X: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 10.3       Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Section 10.4       Filing of Copies, References, Headings. The original or a copy of this Declaration and of each amendment hereof or Declaration supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration or of any such amendment or supplemental Declaration. In this Declaration or in any such amendment or supplemental Declaration, references to this Declaration, and all expressions like “herein,” “hereof,” and “hereunder” shall be deemed to refer to this Declaration as amended or affected by any such supplemental Declaration. All expressions like “his,” “he,” and “him” shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Declaration rather than the headings shall control. This Declaration may be executed in any number of counterparts each of which shall be deemed an original.

Section 10.5       Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration, provided, however, that nothing in the Declaration shall limit or eliminate any duties under the Federal securities laws (including state law fiduciary duties of loyalty and care) or liabilities of the Trustees with respect to matters arising under the Federal securities laws.

Section 10.6     Amendments. Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated trust instrument. Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 6.1 hereof, (ii) on any amendment to this Section 10.6, (iii) on any amendment for which such vote is required by law; and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Classes shall be authorized by vote of the Shareholders of each Class affected and no vote of shareholders of a Class not affected shall be required. Anything in this Declaration to the contrary notwithstanding, any amendment to Article VIII hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment.

Section 10.7       Fiscal Year. The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees.

Section 10.8       Provisions in Conflict with Law. The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code (to the extent applicable) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

[Signature Page Follows]

[Signature Page to Agreement and Declaration of Trust]

IN WITNESS WHEREOF, the undersigned, the sole initial Trustee of the Trust, has executed this Agreement and Declaration of Trust as of the date first above written.

By:	/s/ David Scherer
David Scherer, Initial Trustee